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                                                                     EXHIBIT 5.1


                                 March 5, 1996




Ohio Edison Company
76 South Main Street
Akron, OH  44308

and

Ohio Edison Financing Trust II
76 South Main Street
Akron, OH  44308

                 Re:  Registration Statement on Form S-4

Dear Ladies and Gentlemen:

                 I am Senior Vice President and General Counsel for Ohio Edison Company, an Ohio corporation (the "Company"). In connection with the preparation and filing with the Securities Exchange Commission (the "Commission") of the registration statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1933, as amended (the "Act"), up to $90,000,000 aggregate principal amount of the Company's junior subordinated debentures (the "Subordinated Debentures") to be issued under the indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as Trustee, up to 3,600,000 preferred securities (the "Preferred Securities") to be issued by Ohio Edison Financing Trust II, a Delaware statutory business trust sponsored by the Company (the "Trust") and created by a declaration of trust dated as of March 1, 1996 (the "Original Declaration") which is to be amended and restated by an amended and restated declaration of trust agreement (together with the Original Declaration, the "Declaration") providing for the issuance and exchange of the Preferred Securities in connection with the offer by the Trust to exchange such Preferred Securities for up to 3,600,000 outstanding shares of 7.75% Class A Preferred Stock ("Class A Shares") of Ohio Edison, and the related guarantee to be delivered concurrently therewith by Ohio Edison and The Bank of New York, as Trustee
under the preferred securities guarantee (the "Guarantee"), I have examined (i) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the "Prospectus"); (ii) the Company's Articles of Incorporation and Code of Regulations, both as amended; (iii) documents issued by public officials as to the existence of the Company and the Trust under the laws of the States of Ohio and Delaware; (iv) the Indenture and the First Supplemental Indenture, in substantially the forms filed as
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Ohio Edison Company
and                                   -2-
Ohio Edison Financing Trust II                                     March 5, 1996


Exhibits 4.1 and 4.2, respectively, to the Registration Statement; (v) the Guarantee, in substantially the form filed as Exhibit 4.8 to the Registration Statement; (vi) a certificate of trust of the Trust, as filed with the Secretary of State of the State of Delaware (the "Certificate"); (vii) the Declaration, in substantially the form filed as Exhibits 4.3 and 4.5 to the Registration Statement; and (viii) such other documents and records of the Company and the Trust, and such matters of law, as I considered to be necessary to enable me to render this opinion.

                 For purposes of this opinion, I have assumed (i) the Declaration and the Certificate are in full force and effect and have not been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by me under the laws of the jurisdiction governing its organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by me, (iv) the power and authority of each of the parties to the documents examined by me to execute and deliver, and to perform its obligation under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by me, (vi) the receipt by each person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Declaration, the Registration Statement and the Prospectus, and (vii) the issuance and sale of the Preferred Securities to the Preferred Security Holders in accordance with the Declaration, the Registration Statement and the Prospectus. I have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

                 Based on the foregoing, I am of the opinion that:

                 1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio.

                 2. Subject to final approval by the Board of Directors of the Company (or by the committee or person to whom the board delegates the authority to grant such final approval) of (i) the terms of the Subordinated Debentures and the Guarantee, as well as the final terms of the Declaration and
(ii) the terms of issuance of the Preferred Securities and the authorized Subordinated Debentures, the Company has duly and validly authorized the issuance of the Subordinated Debentures, and the execution and delivery of the Indenture and the Guarantee.


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Ohio Edison Company
and                                   -3-
Ohio Edison Financing Trust II                                     March 5, 1996



                 3. Subject to clauses (i) and (ii) of paragraph 2 above, the Subordinated Debentures, when issued and delivered as contemplated in the Registration Statement and the Prospectus and in accordance with the authorization thereof by the Board of Directors of the Company (or by the committee or person to whom the Board delegates such authority) and executed and authenticated in accordance with the Indenture, will be valid, legal and binding obligations of the Company, enforceable in accordance with their terms against the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 4. Subject to clauses (i) and (ii) of paragraph 2 above, the Guarantee will be a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), provided (i) the Preferred Securities have been issued in accordance with the terms and provisions of the Declaration and
(ii) the Preferred Securities and the Guarantee have each been issued and delivered as contemplated in the Registration Statement and the Prospectus.

                 Paragraphs 3 and 4 of this opinion are subject to the Registration Statement's becoming effective with no stop order with respect thereto having been issued by the Commission, and to the order which has been issued by The Public Utilities Commission of Ohio remaining in effect, authorizing the issuance of the Preferred Securities, the Subordinated Debentures and the Guarantee on the terms contemplated in the Registration Statement and the Prospectus.

                 I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus.

                 In rendering this opinion, I have relied as to all matters governed by the laws of the State of Delaware upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust, which is being filed as an exhibit to the Registration Statement.





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Ohio Edison Company
and                                   -4-
Ohio Edison Financing Trust II                                     March 5, 1996



                                       Very truly yours,


                                       Anthony J. Alexander
                                       Senior Vice President &
                                       General Counsel of Ohio
                                       Edison Company